Exhibit 4
NUMBER SHARES 15276
Incorporated under the laws of the State of Mississippi
Merchants & Marine Bancorp, Inc. Pascagoula, Mississippi Par value $2.50 Per Share
This Certifies that Owner of is the Shares
Of the Capital Stock of the Merchants & Marine Bancorp, Inc. transferable only on the books of the corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed. In witness whereof, the said Corporation has caused this certificate to be signed by its authorized officers and its Corporate Seal to be hereunto affixed.
Dated:
CORPORATE SECRETARY PRESIDENT/EXEC. OR SR VICE PRESIDENT

Merchants & Marine Bancorp, Inc.
Pascagoula, Mississippi
Certificate of Capital Stock
For Value Received, ___hereby sell, assign, and transfer unto ___Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.
Dated ___20 ___
In presence of NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UOPN THE FACE OF THE CERTIFICATE. IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.
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